EXHIBIT 10.40

AMENDMENT TO MEMORANDUM OF AGREEMENT

THIS AMENDMENT TO MEMORANDUM OF AGREEMENT (the “Amendment”), entered into this 6th day of December, 2013 by and between Garmin International Inc., a Kansas corporation, having a place of business in the city of Olathe, Kansas (“Garmin”), and Bombardier, Inc. a corporation incorporated under the Canada Business Corporations Act with a place of business in the city of Montreal, Quebec, Canada (“Bombardier”).

WHEREAS, Garmin and Bombardier have entered into a Memorandum of Agreement dated March 14, 2013 relating to certain advance payments (the “MOA”); and

WHEREAS, Garmin and Bombardier desire to amend the MOA as provided in this Amendment

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter set forth, and intending to be legally bound the one to the other, the Parties agree as follows:

1.	Amendments to MOA

Schedule A to the MOA is hereby amended as follows:

The due date for payment of the second repayment in the amount of $25.193 million shall be changed from December 6, 2013 to January 8, 2014.

The due date for payment of the fifth and final repayment in the amount of $42.862 million shall be changed from March 7, 2014 to April 7, 2014.

2.	Governing Law and Jurisdiction. This Amendment shall be construed and all disputes hereunder shall be settled in accordance with the laws of the United States of America and the State of Kansas, excluding its conflict of laws provisions. Except for actions to enforce judgments the exclusive jurisdiction for resolution of disputes and/or litigation related to this MOA and/or the advancing of sums by Garmin and/or the repayment of sums to Garmin shall be in the Kansas State Courts and/or the Federal Courts for the District of Kansas.

3.	Status of MOA. Except as expressly amended herein all the terms of the MOA shall remain in full force and effect and all other repayment dates specified in Schedule A to the MOA shall remain unchanged.

[Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this MOA to be properly executed in duplicate by their duly authorized officers, principals, partners or designees on the date set forth below their names.

Bombardier Inc.

/s/ Christian Doupart
By: Christian Doupart for Kristopher Pinnow
Title: Sr. Director Legal Services

Date: December 6 2013

Garmin International, Inc.

/s/ Kevin Rauckman
By: Kevin Rauckman
Title: Chief Financial Officer

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